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Exhibit 11 -- Computation of Earnings Per Common Share

                  TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                   Computation of Earnings Per Common Share
                 (Dollars in thousands, except per-share data)
                                 (Unaudited)

Computation of Earnings Per Common Share                 Three Months Ended           Six Months Ended
  for Statements of Operations:                               June 30,                     June 30,
-------------------------------------------------    -------------------------     -------------------------
                                                        1995           1994           1995          1994
                                                     -----------    -----------    -----------   -----------
Income before extraordinary item                     $    23,394    $    17,762    $    11,755   $    33,994
Less:  Dividends on preferred stock                         --              677            678         1,355
                                                     -----------    -----------    -----------   -----------
Income applicable to common stock before
  extraordinary item                                      23,394         17,085         11,077        32,639
Extraordinary item                                          --             --             (963)         --
                                                     -----------    -----------    -----------   -----------
  Income applicable to common stock                  $    23,394    $    17,085    $    10,114   $    32,639
                                                     -----------    -----------    -----------   -----------
                                                     -----------    -----------    -----------   -----------

Weighted average number of common and common
  equivalent shares outstanding:
     Weighted average common shares outstanding       17,586,534     16,748,600     17,380,905    16,757,506
     Dilutive effect of stock option plans and
         common stock warrants after application
         of treasury stock method                        259,990        484,859        330,656       480,007
                                                     -----------    -----------    -----------   -----------
                                                      17,846,524     17,233,459     17,711,561    17,237,513
                                                     -----------    -----------    -----------   -----------
                                                     -----------    -----------    -----------   -----------
Earnings per common share:
  Income before extraordinary item                   $      1.31    $       .99    $       .62   $      1.89
  Extraordinary item                                        --             --             (.05)         --
                                                     -----------    -----------    -----------   -----------
     Net income                                      $      1.31    $       .99    $       .57   $      1.89
                                                     -----------    -----------    -----------   -----------
                                                     -----------    -----------    -----------   -----------
Computation of Fully Diluted Earnings
  Per Common Share (1):
-------------------------------------------------
Income before extraordinary item                     $    23,394    $    17,762    $    11,755   $    33,994
Add:  Interest expense on 7 1/4% convertible
        subordinated debentures                              102            108            210           217
Less:  Dividends on preferred stock                         --              677            678         1,355
                                                     -----------    -----------    -----------   -----------
Income applicable to common stock before
    extraordinary item                                    23,496         17,193         11,287        32,856
Extraordinary item                                          --              --            (963)          --
                                                     -----------    -----------    -----------   -----------
    Income applicable to common stock                $    23,496    $    17,193    $    10,324   $    32,856
                                                     -----------    -----------    -----------   -----------
                                                     -----------    -----------    -----------   -----------
Weighted average number of common and common
  equivalent shares outstanding:
     Weighted average common shares outstanding       17,586,534     16,748,600     17,380,905    16,757,506
     Dilutive effect of stock option plans and
        common stock warrants after application
        of treasury stock method                         267,120        503,168        352,888       507,640
     Dilutive effect from assumed conversion of
        7 1/4% convertible subordinated debentures       273,210        291,254        282,170       291,254
                                                     -----------    -----------    -----------   -----------
                                                      18,126,864     17,543,022     18,015,963    17,556,400
                                                     -----------    -----------    -----------   -----------
                                                     -----------    -----------    -----------   -----------
Earnings per common share:
  Income before extraordinary item                   $      1.30    $       .98    $       .62   $      1.87
  Extraordinary item                                        --             --             (.05)         --
                                                     -----------    -----------    -----------   -----------
     Net income                                      $      1.30    $       .98    $       .57   $      1.87
                                                     -----------    -----------    -----------   -----------
                                                     -----------    -----------    -----------   -----------

------------------------
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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